EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 1999, relating to the financial statements and financial statement schedule, which appears in NBTY, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.



                                       PRICEWATERHOUSECOOPERS LLP


New York, New York
September 20, 2000